UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2016

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

      Delaware0-2290084-1271317

(State or other jurisdiction(Commission(I.R.S. Employer

of incorporation)File Number)    Identification Number)

            455 E. Pikes Peak Ave., Suite 210, Colorado Springs, Colorado           80903

   (Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Century Casinos, Inc. (the “Company”) held on June 9, 2016, the Company’s stockholders approved the adoption of the Company’s 2016 Equity Incentive Plan (the “2016 Plan”). The Board of Directors of the Company had previously approved the 2016 Plan on April 26, 2016, subject to stockholder approval.

The 2016 Plan replaces the Company’s Amended and Restated 2005 Equity Incentive Plan, which expired in June 2015. The 2016 Plan authorizes the issuance of 3,500,000 shares of the Company’s common stock.  Any shares of common stock subject to an award under the 2016 Plan that expires, is forfeited or cancelled, or is settled or paid in cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, automatically become available for future awards under the 2016 Plan. Awards under the 2016 Plan may be granted in the form of stock options, stock appreciation rights, restricted stock, stock units and other stock-based awards.  The 2016 Plan is administered by the Company’s Compensation Committee, or, in certain cases, by the Company’s Board of Directors. Awards under the 2016 Plan may be granted to employees, consultants and advisors of the Company and its subsidiaries as well as non-employee directors of the Company.

The foregoing summary of the 2016 Plan is subject to, and qualified in its entirety by, the complete text of the 2016 Plan, which was included as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2016 in connection with the Annual Meeting and is included herein as Exhibit 10.1 and incorporated by reference.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Century Casinos, Inc. 2016 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Century Casinos, Inc.

Date: June 15, 2016

By: /s/ Margaret Stapleton

Margaret  Stapleton

Executive Vice President and Principal Financial/Accounting Officer

Exhibit Index

Exhibit No.	Description
10.1	Century Casinos, Inc. 2016 Equity Incentive Plan, incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed on April 29, 2016